Exhibit 10.2

                                PN Med Group Inc
               San Isidro 250 depot 618 * Santiago, Chile 8240400
    Phone: 569.659.2350 * Fax: 775-981-9001 * www.pinnacleenterpriseinc.com
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Dated: May 24, 2012

Written Description of the Oral Agreement between:

Mr. Niklitschek (the President)

PN Med Group Inc. (the Company)


Our officer and director, Mr. Niklitshcek informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Niklitschek has made no formal commitment, arrangement or legal obligation to advance or loan funds to the company.



/s/ Pedro Niklitschek
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by: Pedro Niklitschek
President